                                                                    Exhibit 99.1

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                                FINANCIAL REPORT

                                DECEMBER 31, 2006

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                     1

Statements of Net Assets Available for Benefits                             2

Statement of Changes in Net Assets Available for Benefits                   3

Notes to Financial Statements                                             4 - 8

--------------------------------------------------------------------------------
Schedule of Assets (Held at End of Year)                                    9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Home Properties, Inc. 401(k)
Administrative Committee and Participants
of the Home Properties Retirement Savings Plan

We have audited the accompanying statements of net assets available for benefits of Home Properties Retirement Savings Plan as of December 31, 2006 and 2005, and
the related  statement of changes in net assets  available  for benefits for the year ended December 31, 2006. These financial  statements are the responsibility of the Plan's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted  our audits in  accordance  with  auditing  standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall  financial  statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the net assets available for benefits of Home Properties
Retirement Savings Plan as of December 31, 2006 and 2005, and the changes in net assets  available  for  benefits  for the  year  ended  December  31,  2006,  in conformity with accounting principles generally accepted in the United States of
America.

Our  audits  were  made for the  purpose  of  forming  an  opinion  on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of  December  31,  2006,  is  presented  for the  purpose  of additional  analysis  and  is  not  a  required  part  of  the  basic  financial statements,  but is  supplementary  information  required  by the United  States
Department of Labor's Rules and Regulations  for Reporting and Disclosure  under the Employee  Retirement Income Security Act of 1974. The supplemental  schedule is the  responsibility of the Plan's management.  The supplemental  schedule has been  subjected  to the auditing  procedures  applied in the audits of the basic financial  statements  and, in our  opinion,  is fairly  stated in all  material respects in relation to the basic financial statements taken as a whole.

As further described in Note 2, the Plan adopted Financial  Accounting Standards
Board Staff  Position AAG INV-1 and SOP 94-4-1 for the years ended  December 31,
2006 and 2005.

Respectfully Submitted,

/s/ Insero & Company CPAs, P.C.
-------------------------------
Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 27, 2007

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2006 AND 2005

ASSETS                                                             2006            2005
------                                                             ----            ----
Investments at Fair Value
     Money Market Funds                                     $   227,694     $   183,996
     Common Stock                                             3,628,628       2,319,358
     Mutual Funds                                            16,615,485      13,802,320
     Common/Collective Trust                                  3,076,595       3,238,650
     Participant Notes                                          571,234         705,821
                                                            -----------     -----------
Total Investments at Fair Value                              24,119,636      20,250,145

Contributions Receivable
     Employer Contributions Receivable                           21,844          25,249
     Participants' Contributions Receivable                      57,863               -
                                                            -----------     -----------
Total Contributions Receivable                                   79,707          25,249

Total Assets                                                 24,199,343      20,275,394
                                                            -----------     -----------
LIABILITIES
------------
Excess Contributions Payable                                     28,713         111,421
                                                            -----------     -----------

Net Assets Available for Benefits at Fair Value              24,170,630      20,163,973

Adjustment from Fair Value to Contract Value for
     Interest in Common/Collective Trust Relating
     to Fully Benefit-Responsive Investment Contracts            29,574          36,973
                                                            -----------     -----------
Net Assets Available for Benefits                           $24,200,204     $20,200,946
                                                            ===========     ===========

See Notes to Financial Statements.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 2006

Additions to Net Assets Attributed to:
Investment Income
     Interest and Dividends                                                 $   709,897
     Net Appreciation in Fair Value of Investments                            2,729,558
                                                                            -----------
Total Investment Income                                                       3,439,455
                                                                            -----------
Contributions
     Employer                                                                   838,476
     Participants                                                             2,016,193
     Rollover                                                                   159,721
                                                                            -----------
Total Contributions                                                           3,014,390
                                                                            -----------
Total Additions                                                               6,453,845
                                                                            -----------
Deductions from Net Assets Attributed to:
     Administrative Expenses                                                     14,426
     Benefits Paid to Participants                                            2,440,161
                                                                            -----------
Total Deductions                                                              2,454,587
                                                                            -----------
Net Increase                                                                  3,999,258

Net Assets Available for Benefits - Beginning                                20,200,946
                                                                            -----------
Net Assets Available for Benefits - Ending                                  $24,200,204
                                                                            ===========

See Notes to Financial Statements.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Note 1    Description of Plan
------    -------------------

          The following  description of the Home Properties  Retirement  Savings
          Plan (the Plan) is provided  for general  information  purposes  only.
          Participants should refer to the Plan document, as amended, for a more complete description of the Plan's provisions.

          General
          -------
          The Plan is a defined contribution plan covering all employees of Home
          Properties,  Inc.  (the Company) who have attained age 21. The Plan is subject to the provisions of the Employee  Retirement  Income Security
          Act of 1974 (ERISA).

          First  Niagara  Bank acts as the  Trustee of the Plan.  Prior to 2006,
          Five Star Bank acted as the Trustee of the Plan.  Fidelity  Investment
          (Fidelity)  serves  as the  custodian  and Burke  Group  serves as the record keeper for the Plan.

          Contributions
          -------------
          Each year,  participants  may  contribute up to 50 percent of eligible
          pretax  annual  compensation   (effective  January  1,  2006,  certain
          "non-worked"  pay  types  and  bonuses  are  excluded  from  the  plan definition  of  compensation),  subject to statutory  limitations,  as defined in the Plan. Prior to 2006, separate elective deferrals out of any bonus, up to 100% of each bonus were also permitted.  Participants may also  contribute  amounts  representing  distributions  from other qualified defined benefit or defined contribution plans.  Participants direct the investment of their  contributions  into various investment
          options   offered  by  the  Plan.  The  Company   contributes  75%  of
          salary-reduction   contributions   up  to  a  maximum  of  3%  of  the
          participants' eligible compensation. Additional profit sharing amounts may be contributed at the option of the Company's  board of directors.
          Contributions are subject to certain limitations.

          Participant Accounts
          --------------------
          A separate  account is maintained for each of the  participants.  Each participant's  account  is  credited  with an  allocation  of: (1) the participant's contributions,  (2) the Company's contributions, and (3)
          Plan earnings.  Subtractions are made from the  participant's  account for a pro  rata  share  of  administrative  expenses,  if  applicable.
          Allocations are based on participant earnings or account balances,  as defined in the Plan  document.  The benefit to which a participant  is entitled is the benefit  that can be provided  from the  participant's vested account.

          Vesting
          -------
          Participants are immediately vested in their contributions plus actual earnings  thereon.  The Plan  provides  for  vesting  in the  employer contribution  account of 25% after one year, 50% after two years,  75%
          after  three  years,  and 100% after four years of  service.  Prior to
          September 1, 2005,  the Plan  provided  vesting of 20% after one year,
          40% after two years,  60% after three years, 80% after four years, and
          100% after five years of service.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Note 1    Description of Plan - Continued
------    -------------------------------

          Participant Loans
          -----------------
          Participants  may borrow from their accounts a minimum of $1,000 up to a  maximum  equal to the  lessor  of  $50,000  or 50% of their  vested account  balance.  Loan terms range from one to five years,  or longer for the purchase of a primary residence.  The loans are collateralized by the balance in the  participant's  account and bear interest at the prime  rate  plus one  percent  (1%) in effect on the first day of the month in which the loan is made.  Interest  rates  range from 5.00% to
          9.25% and will  mature  between  January  2007 and March  2016 for the current  outstanding  notes.  Principal  and  interest is paid ratably through weekly or semi-monthly payroll deductions.

          Payment of Benefits
          -------------------
          The Plan provides for normal retirement  benefits upon reaching age 65 and has provisions for early retirement,  disability,  death, hardship and termination  benefits for those  participants  who are eligible to receive such benefits.

          Upon termination of service, a participant may elect to receive a lump sum amount equal to the value of his or her account.

          Forfeitures
          -----------
          In  accordance  with  the Plan  document,  forfeitures  of  non-vested
          employer   contributions   are   used  to   reduce   future   employer
          contributions  then to pay plan  expenses.  At  December  31, 2006 and
          2005, forfeited non-vested accounts totaled  approximately $50,000 and
          $24,000, respectively.

          Administrative Expenses
          -----------------------
          Administrative expenses may be paid by the Company or the Plan.

Note 2    Significant Accounting Policies
------    -------------------------------

          Basis of Accounting
          -----------------------
          The  accompanying  financial  statements  have  been  prepared  on the accrual basis of accounting.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Note 2    Significant Accounting Policies - Continued
------    -------------------------------------------

          Basis of Accounting - Continued
          -------------------------------
          As described in Financial  Accounting  Standards Board Staff Position,
          AAG  INV-1  and SOP  94-4-1,  Reporting  of  Fully  Benefit-Responsive
          Investment  Contracts Held by Certain Investment  Companies Subject to
          the AICPA Investment Company Guide and Defined-Contribution Health and
          Welfare and Pension Plans (the FSP),  investment  contracts  held by a defined-contribution  plan are  required to be reported at fair value.
          However, contract value is the relevant measurement attribute for that
          portion   of   the   net   assets   available   for   benefits   of  a
          defined-contribution  plan  attributable  to fully  benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate  permitted  transactions  under the  terms of the  plan.  The plan  invests  in  investment  contracts through  a  common/collective  trust.  As  required  by the  FSP,  the
          Statements of Net Assets Available for Benefits present the fair value of the  investment  in the  common/collective  trust  as  well  as the adjustment of the investment in the common/collective  trust from fair value to contract  value  relating to the  investment  contracts.  The
          Statement of Changes in Net Assets  Available for Benefits is prepared on a contract value basis.

          Plan Estimates
          --------------
          The preparation of financial  statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions  that affect the reported amounts of net assets  available  for  benefits  and changes  therein.
          Actual results could differ from those estimates.

          Investment Valuation and Income Recognition
          -------------------------------------------
          The Plan's investments are stated at fair value.  Investment in common stock is reported at fair value based on quoted market prices.  Shares of mutual funds are reported at fair value based on the quoted  market price of the fund which  represents the net asset value of shares held by the fund at year-end.  The plan's interest in the common/collective trust  is  valued  based on  information  reported  by the  investment
          advisor    using   the   audited    financial    statements   of   the
          common/collective  trust at year-end.  Participant notes are valued at cost which approximates fair value.

          Purchases and sales of securities are recorded on a trade-date  basis.
          Interest  income is  recorded  on the  accrual  basis.  Dividends  are recorded on the ex-dividend date.

          The Plan provides for investments  which,  in general,  are exposed to various risks,  such as interest rate,  credit and market  volatility.
          Due  to  the  level  of  risk  associated   with  certain   investment
          securities,  it is  reasonably  possible that changes in the values of investment  securities  will  occur in the near term and such  changes could materially  affect the amounts reported in the Statements of Net
          Assets  Available  for  Benefits  and the  Statement of Changes in Net
          Assets Available for Benefits.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Note 2    Significant Accounting Policies - Continued
------    -------------------------------------------

          Payment of Benefits
          -------------------
          Benefits are recorded when paid.

Note 3    Investments
------    -----------

          The fair values of individual  investments  that  represent  more than five percent of the Plan's net assets are summarized below:

                                                                     December 31,
                                                             -----------------------
                                                                   2006         2005
                                                                   ----         ----
                  Vanguard Lifestrategy Moderate Growth      $3,956,088   $3,428,110
                  Home Properties, Inc.                      $3,628,628   $2,319,358
                  Vanguard Index Trust S&P 500 Portfolio     $3,604,406   $2,997,891
                  Vanguard Lifestrategy Growth Portfolio     $3,283,227   $2,923,628
                  Federated Capital Preservation Fund        $3,076,595   $3,238,650
                  Vanguard Small Capital Index Fund          $2,170,409   $1,881,132
                  Vanguard Lifestrategy Conservative Growth  $2,000,082   $1,877,661

          During 2006, the Plan's investments  (including investments bought and sold,  as well as held  during  the  year)  appreciated  in  value  as follows:

                  Common Stock                                            $1,094,804
                  Mutual Funds                                             1,634,754
                                                                          ----------
                                                                          $2,729,558
                                                                          ==========

Note 4    Party-In-Interest Transactions
------    ------------------------------

          Certain  Plan   investments   are  shares  of  common  stock  of  Home
          Properties,   Inc.,  the  Plan  sponsor.  Therefore,  this  investment
          qualifies as a party-in-interest.  Certain Plan investments are shares of  mutual  funds  that  are  managed  by  Fidelity.  Fidelity  is the custodian of the Plan and,  therefore,  these transactions  qualify as
          party-in-interest    transactions.    Participant   loans   are   also
          party-in-interest transactions.

Note 5    Plan Termination
------    ----------------

          Although  the  Company  has not  expressed  any  intent to do so,  the
          Company has the right under the Plan to discontinue  contributions  at any time and to terminate the Plan subject to the provisions of ERISA.
          In the event of Plan termination, participants will become 100% vested in their  accounts and all of the Plan assets would be  distributed to participants.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Note 6    Tax Status
------    ----------

          The Plan has adopted a prototype plan document. The prototype plan has received an opinion letter from the Internal  Revenue  Service,  dated
          November 19, 2001, as to the prototype  plan's qualified  status.  The
          Plan  has been  amended  since  receiving  the  determination  letter.
          However,  the plan  administrator  believes that the Plan is currently
          designed  and  being  operated  in  compliance   with  the  applicable
          requirements of the Internal Revenue Code.

Note 7    Reconciliation of Financial Statements to Schedule H Form 5500
------    --------------------------------------------------------------

          The following is a reconciliation per the financial  statements to the
          Form 5500 at December 31:

                                                                            2006            2005
                                                                            ----            ----

          Net Assets Available for Benefits Per Financial
              Statements                                             $24,200,204     $20,200,946

          Adjustment from Contract Value to Fair Value for
              Interest in Common/Collective Trust Relating to Fully
              Benefit-Responsive Investment Contracts                    (29,574)              -

          Amount Receivable from Participants                                  -             460

          Pending Distributions                                          (93,787)              -
                                                                     -----------     -----------
          Net Assets Available for Benefits Per the Form 5500        $24,076,843     $20,201,406
                                                                     ===========     ===========

          Net Increase in Assets Available for Benefits
                Per Financial Statements                             $ 3,999,258

          Adjustment from Contract Value to Fair Value for
                Interest in Common/Collective Trust Relating to
                Fully Benefit-Responsive Investment Contracts            (29,574)

          Amount Receivable from Participants                               (460)

          Pending Distributions                                          (93,787)
                                                                     -----------
          Net Income Per the Form 5500                               $ 3,875,437
                                                                     ===========

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2006

     Money Market Funds
         *Fidelity Cash Reserve Fund                                 $   174,886
         *Fidelity Money Market Fund                                      52,808
                                                                     -----------
     Total Interest in Money Market Funds                                227,694
                                                                     -----------
     Common Stock
        *Home Properties, Inc.                                         3,628,628
                                                                     -----------
     Mutual Funds
         Vanguard Lifestrategy Moderate Growth                         3,956,088
         Vanguard Index Trust S&P 500 Portfolio                        3,604,406
         Vanguard Lifestrategy Growth Portfolio                        3,283,227
         Vanguard Small Capital Index Fund                             2,170,409
         Vanguard Lifestrategy Conservative Growth                     2,000,082
         Vanguard Bond Index Total Market Fund                           564,767
         Dreyfus-Midcap Index Fund                                       319,595
         Vanguard Total International Stock Index Fund                   305,380
         Dimensional Advisor US Large Capital Value Portfolio            123,580
         Dimensional Advisor US Small Capital Value Portfolio            117,038
         Vanguard Index Trust Small Capital Growth                        80,660
         Vanguard Growth Index                                            76,391
         Vanguard Lifestrategy Income Portfolio                           13,862
                                                                     -----------
     Total Interest in Mutual Funds                                   16,615,485
                                                                     -----------
     Common/Collective Trust
         Federated Capital Preservation Fund                           3,076,595
                                                                     -----------
     Participant Loans
        *Participant Notes                                               571,234
                                                                     -----------
                                                                     $24,119,636
                                                                     ===========
*Denotes Party-in-Interest